===============================================================================



                            CALENERGY COMPANY, INC.,
                                    as Issuer

                       MAVERICK REINCORPORATION SUB, INC.
                      (Successor to CALENERGY COMPANY, INC.
                                       and
               to be known as MIDAMERICAN ENERGY HOLDINGS COMPANY)

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee



                    ----------------------------------------

                                      FIRST
                             SUPPLEMENTAL INDENTURE
                           Dated as of March 12, 1999

                                    Amending

                                    INDENTURE
                           Dated as of August 12, 1997

                    ----------------------------------------




                6-1/2% Convertible Junior Subordinated Debentures
                                    Due 2027


===============================================================================

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 12, 1999 (herein called the "Supplement"), by and between CALENERGY COMPANY, INC., a Delaware corporation (herein called the "Issuer"), MAVERICK REINCORPORATION SUB, INC., an Iowa corporation and the successor-in-interest to the Issuer ("Maverick") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein called the "Trustee").


                             RECITALS OF THE ISSUER
                             ----------------------

          WHEREAS, the Issuer and the Trustee executed and delivered the Indenture, dated as of August 12, 1997 (as amended and modified from time through the date hereof, the "Indenture"), providing for the issuance thereunder by the Issuer and the authentication and delivery by the Trustee, of the Issuer's 6-1/2% Convertible Junior Subordinated Debentures due 2027 (the "Securities") of which $225,000,000 aggregate principal amount were issued;

          WHEREAS, the Issuer entered into an Agreement and Plan of Merger, dated as of August 11, 1998, with MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), Maverick and MAVH Inc., an Iowa corporation and wholly-owned subsidiary of the Issuer ("Merger Sub"), pursuant to which MidAmerican merged with and into Merger Sub, with Merger Sub being the surviving entity (the "Merger");

          WHEREAS, as a condition to the Merger, the Issuer reincorporated in the State of Iowa by means of a merger with and into Maverick, with Maverick being the surviving entity (the "Reincorporation"); and

          WHEREAS, as a result of and after the Reincorporation, Maverick will change its name to MidAmerican Energy Holdings Company; and

          WHEREAS, Section 901 of the Indenture provides for the execution and delivery by the Issuer and, subject to the provisions of Section 903 of the Indenture, by the Trustee, of one or more supplemental indentures, without the consent of the Holders of the Securities, for the purposes specified therein; and

          WHEREAS, pursuant to the provisions of Section 801, the Issuer is permitted to merge into another person in a transaction in which the Issuer is not the surviving entity, upon the satisfaction of certain conditions including that the Surviving Entity and the Trustee enter into a supplemental indenture, in order that the successor entity expressly assume the due and punctual payment of the principal (and premium, if any) and interest on the Securities and the performance of the Issuer's covenants and obligations under the Indenture and the Securities, which supplemental indenture, pursuant to Section 901 of the Indenture, does not require the consent of the Holders of the Securities; and

          WHEREAS, pursuant to the provisions of Section 801, Maverick wishes by this Supplement to evidence its succession to the Issuer and its assumption of the covenants of the Issuer contained in the Indenture and the Securities and, pursuant to the provisions of Section 802, Maverick shall be the Surviving Entity and succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture; and

          WHEREAS, all things necessary to make this Supplement, when executed and delivered by the Trustee, the valid agreement of the Issuer and Maverick in accordance with its terms have been done.

          NOW, THEREFORE, for and in consideration of premises, Maverick and the Trustee mutually covenant and agree for the equal and proportional benefit of the Holders from time to time of the Securities as follows:

     SECTION 1. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in Article One of the Indenture.

     SECTION 2. Successor Substitution. Pursuant to the provisions of Section 801(1), Maverick hereby acknowledges and agrees that it has succeeded the Issuer as the Issuer under the Indenture and the Securities, and does hereby assume and agree to perform, from and after the effective time of the Reincorporation, all of the obligations of the Issuer under the Indenture, including the obligation to issue Common Stock in accordance with Section 1304 thereunder, and the Securities and does otherwise agree to be bound by and subject to the terms and provisions of the Indenture and the Securities in each and every respect as if it had been initially named as the Issuer therein. Without in any way limiting the generality of the foregoing, Maverick hereby agrees to be liable for the due and punctual payment of principal of (and premium, if any) and interest on all of the Securities and to perform and observe all the Issuer's covenants and obligations under the Indenture.

     SECTION 3. Representations of Maverick Maverick hereby represents and warrants to the Trustee that as of the date hereof:

     (a) Maverick is a corporation validly existing and in good standing under the laws of the State of Iowa;

     (b) no Default or Event of Default will result or has resulted from the Reincorporation or the execution and delivery of this Supplement; and

     (c) Maverick has provided for conversion rights in accordance with Article XIII of the Indenture.

     SECTION 4. Effectiveness. This Supplement shall take effect on the date hereof, in accordance with the provisions of Article Nine of the Indenture, provided, however, that the amendments provided for in this Supplement shall not become operative unless and until the Reincorporation has been consummated and Articles of Merger have been filed with the Secretary of State of Iowa and a Certificate of Merger with the Secretary of State of Delaware in connection with the Reincorporation. Subject to the foregoing, the provisions of this Supplement shall be deemed to be, and shall be construed as part of, the Indenture to the same extent as if set forth fully therein. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplement.

     SECTION 5. Construction with Indenture. All of the covenants, agreements and provisions of this Supplement shall be deemed to be and construed as part of the Indenture and vice versa to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Supplement, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

     SECTION 6. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplement as so modified or to be excluded, as the case may be.

     SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 8. Separability Clause. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 9. Benefits of Supplement and Indenture. Nothing in this Supplement or the Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplement or the Indenture. Neither this Supplement nor the Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Issuer, Maverick or any of their respective Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Supplement or the Indenture.

     SECTION 10. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     SECTION 11. No Recourse Against Others. A director, member, managing member officer, employee, stockholder or incorporator, as such, of the Issuer or Maverick shall not have any liability for any obligations of the Issuer or Maverick under this Supplement or for any claim based on, in respect or by reason of such obligations or their creation. Section 1401 of the Indenture is incorporated herein by reference.

     SECTION 12. Duplicate Originals. All parties may sign any number of copies or counterparts of this Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, all as of the day and year first above written.

                               CALENERGY COMPANY, INC.



                               By: /s/ Steven A. McArthur
                                   ---------------------------------
                                     Name:  Steven A. McArthur
                                     Title: Executive Vice President
                                            and Secretary



                               MAVERICK REINCORPORATION SUB, INC.



                               By: /s/ Steven A. McArthur
                                   ---------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President
                                          and Secretary



                               THE BANK OF NEW YORK,
                                   as Trustee



                               By: /s/ Mary La Gumina
                                   ---------------------------------
                                   Name: Mary La Gumina
                                   Title: Assistant Vice President